Exhibit 10.1

FIRST AMENDMENT TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT AND
FOURTH AMENDED AND RESTATED GUARANTY OF PAYMENT OF DEBT
This FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT AND FOURTH AMENDED AND RESTATED GUARANTY OF PAYMENT OF DEBT (this “First Amendment”) is made and entered into this 31st day of July, 2013 (the “Effective Date”), by and among FOREST CITY RENTAL PROPERTIES CORPORATION, an Ohio corporation (the “Borrower”), FOREST CITY ENTERPRISES, INC., an Ohio corporation (the “Parent” or the “Guarantor”), KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (the “Agent”), PNC BANK, NATIONAL ASSOCIATION, as Syndication Agent (the “Syndication Agent” and, together with the Agent, the “Agents”), BANK OF AMERICA, N.A., as Documentation Agent, and the banks party to or bound by the Credit Agreement (as hereinafter defined) as of the date hereof (collectively, the “Banks” and individually a “Bank”). Capitalized terms not otherwise defined herein shall have the respective meanings attributed to them in the Credit Agreement, as hereinafter defined and as amended by this First Amendment.
W I T N E S S E T H:
WHEREAS, the Borrower, the Banks and the Agents have previously entered into that certain Fourth Amended and Restated Credit Agreement, dated as of February 21, 2013 (the “Original Credit Agreement”), or have become bound thereby pursuant to that certain Increase Notice dated July 3, 2013 pursuant to which the Total Revolving Loan Commitments were increased to $500,000,000, as such Original Credit Agreement was affected by that certain Side Letter dated June 27, 2013 executed by the Agent, the Borrower and the Parent (the “Side Letter”; the Original Credit Agreement, as affected by such Increase Notice and such Side Letter, herein referred to as the “Credit Agreement”);
WHEREAS, in connection with the Original Credit Agreement, the Parent made and entered into that certain Fourth Amended and Restated Guaranty of Payment of Debt in favor of the Agents and the Banks, dated as of February 21, 2013 (the “Guaranty”);
WHEREAS, the Borrower, the Parent, the Banks and the Agents desire to make certain amendments to the Guaranty and the Credit Agreement to modify certain provisions thereof, subject to the terms and conditions contained herein; and
WHEREAS, the Banks and the Agents are willing to enter into this First Amendment, on the terms and conditions set forth herein, and such terms and conditions are agreeable to the Borrower and to the Parent;
NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed as follows:

1.AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement shall be amended as follows:
(a)    Amendments to Article I. The definitions of “Refinance Notes”, “Reserved Commitment”, “Reserved Commitment Trigger Date”, “Senior Notes” and “Senior Notes Indenture”, set forth in Article I of the Credit Agreement are hereby deleted in their entirety and the following new definitions are inserted in Article I of the Credit Agreement in the appropriate alphabetical (or alpha-numeric, as the case may be) order:
“FCE/QIC Transaction” shall mean the joint venture to be established by Parent and QIC Global Real Estate involving some or all of the following properties: (1) the project commonly known as Galleria at Sunset located in Henderson, Nevada, (2) the project commonly known as Antelope Valley Mall, located in Palmdale, California, (3) the project commonly known as Short Pump Town Center, located in Richmond, Virginia, (4) the project commonly known as South Bay Galleria, located in Redondo Beach, California, (5) the project commonly known as Victoria Gardens, located in Rancho Cucamonga, California, (6) the project commonly known as Charleston Town Center, located in Charleston, West Virginia, (7) the project commonly known as Mall at Robinson, located near Pittsburgh, Pennsylvania, and (8) the project commonly known as Promenade in Temecula, located in Temecula, California.
“Refinance Notes” shall have the meaning set forth in Section 9.13(d) of the Guaranty; provided, however, that notwithstanding anything contained herein or in any Related Writing to the contrary, the 2020 Convertible Senior Notes shall not be deemed to be Refinance Notes with respect to the 2017 Senior Notes, regardless of whether the proceeds of any 2020 Convertible Senior Notes are used (whether directly or through the establishment of the Section 2.02(e) Reserved Commitment) to Retire existing 2017 Senior Notes.
“Reserved Commitment” shall mean, collectively, (a) the Section 2.02(b) Reserved Commitment, (b) the Section 2.02(c) Reserved Commitment, (c) the Section 2.02(d) Reserved Commitment, (d) the Section 2.02(e) Reserved Commitment, (e) the Section 2.02(f) Reserved Commitment and (f) the Section 9.13 Reserved Commitment, in each case to the extent required to be established pursuant to the terms of this Agreement or the Guaranty, as applicable.
“Reserved Commitment Trigger Date” shall mean (a) with respect to the Section 2.02(b) Reserved Commitment, any date from and after August 16, 2014 when the closing price for the Class A Common Stock of the Parent is below $16.00 per share, (b) with respect to the Section 2.02(c) Reserved Commitment, April 2, 2015, (c) with respect to the Section 2.02(d) Reserved Commitment, the Termination Date (as determined without regard to any extension thereof pursuant to Section 5.09 hereof), (d) with respect to the Section 2.02(e) Reserved Commitment, the date the Parent gives the applicable Senior Notes Redemption Notice with respect to the 2017 Senior Notes and (e) with respect to the Section 2.02(f) Reserved Commitment, the first date by which both of the following events have occurred: the Parent has given the applicable Senior Notes Redemption Notice with respect to the 2034 Senior Notes and the FIC/QIC Transaction has been consummated, generating net proceeds to the Parent in an amount at least equal to the face amount of the 2034 Senior Notes that are to be Retired as a result of a Senior Notes Redemption Notice; provided that the Reserved Commitment Trigger Date with respect to the Section 2.02(d) Reserved Commitment shall not have been deemed to occur unless, on such Termination Date, the closing price for the Class A Common Stock of the Parent is below $15.50 per share.
“Section 2.02(e) Reserved Commitment” shall have the meaning set forth in Section 2.02(e) hereof.
“Section 2.02(f) Reserved Commitment” shall have the meaning set forth in Section 2.02(f) hereof.
“Senior Notes” shall mean the 2015 Senior Notes, the 2017 Senior Notes, the 2034 Senior Notes, the 2014 Puttable Senior Notes, the 2016 Convertible Senior Notes, the 2018 Convertible Senior Notes and the 2020 Convertible Senior Notes.
“Senior Notes Indentures” shall mean the 2015 Senior Notes Indenture, the 2014 Puttable Senior Notes Indenture, the 2016 Convertible Senior Notes Indenture, the 2018 Convertible Senior Notes Indenture and the 2020 Convertible Senior Notes Indenture.
“Senior Notes Redemption Notice” any notice given by the Parent to the applicable trustee under a Senior Notes Indenture for purposes of redeeming any or all of the Senior Notes issued thereunder.
“2020 Convertible Senior Notes” shall mean the senior notes of the Parent due August 15, 2020 and issued on or about July 19, 2013, pursuant to the 2020 Convertible Senior Notes Indenture, in an original aggregate principal amount of Three Hundred Million Dollars ($300,000,000), together with any Refinance Notes in respect thereof.
“2020 Convertible Senior Notes Indenture” shall mean the indenture dated as of July 19, 2013, between the Parent and The Bank of New York Mellon Trust Company, N.A., as indenture trustee and relating to the 2020 Convertible Senior Notes, together with any indenture relating to any Refinance Notes in respect thereof, as the same may be amended or modified from time to time in accordance with the terms of the Guaranty.

(b)    Amendment to Section 2.02. Section 2.02 of the Credit Agreement is hereby amended by adding the following new clauses (e) and (f) at the end thereof:
“(e)    Notwithstanding anything to the contrary contained in this Agreement or any Related Writing, a portion of the Total Revolving Loan Commitments (the “Section 2.02(e) Reserved Commitment”) equal to the outstanding principal face amount of the 2017 Senior Notes that are to be Retired as a result of a Senior Notes Redemption Notice shall be reserved on the applicable Reserved Commitment Trigger Date, and thereafter drawn and used by the Borrower, subject to the satisfaction of any and all conditions set forth in Sections 5.01 and 5.03 hereof, solely for purposes of Retiring the 2017 Senior Notes (at an amount no greater than par) and paying the reasonable and customary costs and expenses related thereto. The amount of the Section 2.02(e) Reserved Commitment shall reduce, dollar-for-dollar, the amount of the Total Revolving Loan Commitments available for any purpose other than that set forth above in this Section 2.02(e). In the event the Borrower requests a Revolving Loan from the Section 2.02(e) Reserved Commitment for the purpose set forth above, the Borrower shall so represent to the Agent and the Banks in the applicable Notice of Borrowing, shall promptly apply the proceeds of such Revolving Loan to the Retirement of the 2017 Senior Notes and shall, within one (1) Cleveland Banking Day following the Retirement of the 2017 Senior Notes with the proceeds of such Revolving Loan, certify to the Agent the aggregate principal face amount of the 2017 Senior Notes so Retired. Upon receipt of such certification, the amount of the Section 2.02(e) Reserved Commitment shall be reduced automatically on a dollar-for-dollar basis commensurate with the aggregate principal face amount of the 2017 Senior Notes so Retired. Furthermore, the Section 2.02(e) Reserved Commitment shall also be reduced, on a dollar-for-dollar basis, to the extent any of the 2017 Senior Notes are (i) refinanced or extended with the Agent’s approval (and/or, in connection with any such extension, the approval of the Required Banks as required by the Guaranty) in accordance with the terms and conditions set forth in this Agreement and the Guaranty or (ii) Retired in accordance with the terms of the Guaranty.”
“(f)    Notwithstanding anything to the contrary contained in this Agreement or any Related Writing, a portion of the Total Revolving Loan Commitments (the “Section 2.02(f) Reserved Commitment”) equal to the outstanding principal face amount of the 2034 Senior Notes that are to be Retired as a result of a Senior Notes Redemption Notice shall be reserved on the applicable Reserved Commitment Trigger Date, and thereafter drawn and used by the Borrower, subject to the satisfaction of any and all conditions set forth in Sections 5.01 and 5.03 hereof, solely for purposes of Retiring the 2034 Senior Notes (at an amount no greater than par) and paying the reasonable and customary costs and expenses related thereto. The amount of the Section 2.02(f) Reserved Commitment shall reduce, dollar-for-dollar, the amount of the Total Revolving Loan Commitments available for any purpose other than that set forth above in this Section 2.02(f). In the event the Borrower requests a Revolving Loan from the Section 2.02(f) Reserved Commitment for the purpose set forth above, the Borrower shall so represent to the Agent and the Banks in the applicable Notice of Borrowing, shall promptly apply the proceeds of such Revolving Loan to the Retirement of the 2034 Senior Notes and shall, within one (1) Cleveland Banking Day following the Retirement of the 2034 Senior Notes with the proceeds of such Revolving Loan, certify to the Agent the aggregate principal face amount of the 2034 Senior Notes so Retired. Upon receipt of such certification, the amount of the Section 2.02(f) Reserved Commitment shall be reduced automatically on a dollar-for-dollar basis commensurate with the aggregate principal face amount of the 2034 Senior Notes so Retired. Furthermore, the Section 2.02(f) Reserved Commitment shall also be reduced, on a dollar-for-dollar basis, to the extent any of the 2034 Senior Notes are (i) refinanced or extended with the Agent’s approval (and/or, in connection with any such extension, the approval of the Required Banks as required by the Guaranty) in accordance with the terms and conditions set forth in this Agreement and the Guaranty or (ii) Retired in accordance with the terms of the Guaranty.”
2.    AMENDMENTS TO THE GUARANTY. The Guaranty shall be amended as follows:
(a)    Amendment to Article I. The following new definition is inserted in Article I of the Guaranty in the appropriate alphabetical order:
“Side Letter” shall mean that certain Side Letter dated June 27, 2013 and executed by the Borrower, the Parent and the Agent.
(b)    Amendments to Section 9.10(h). Section 9.10(h) of the Guaranty shall be amended by:
(i)    deleting subclause (iii)(D) of such section in its entirety and inserting in lieu thereof the following new subclause (iii)(D):
“(D) to allow the maturity of any of the 2018 Convertible Senior Notes or the 2020 Convertible Senior Notes to be less than seven (7) years from the date of issuance,”
(ii)    deleting the reference to “or (e)” appearing in subclause (iii)(J) of such section, then re-alphabetizing subclauses (iii)(J) and (iii)(K) of such section as subclauses (iii)(K) and (iii)(L), respectively, and adding the following new subclause (iii)(J):
“(J) to provide any circumstances pursuant to which holders of the 2020 Convertible Senior Notes may put to the Guarantor, or any additional circumstances pursuant to which such holders may require the

Guarantor to repurchase, the 2020 Convertible Senior Notes, other than as provided in the 2020 Convertible Senior Notes Indenture as the same existed as of July 19, 2013, together with any amendments or modifications thereto approved by the Administrative Agent,”
(iii)    deleting subclause (iv) of such section in its entirety and inserting in lieu thereof the following new subclause (iv):
“(iv)    the outstanding and unredeemed principal amount of the Senior Notes shall not, at any time, exceed One Billion, Ten Million Three Hundred Ninety Seven Thousand Dollars ($1,010,397,000) in the aggregate, less the aggregate principal amount of any such Senior Notes Retired, converted or exchanged (other than through a refinance permitted under Section 9.13(d) hereof), plus the aggregate principal amount of any Refinance Notes issued prior to the applicable Retirement Date under Section 9.13(d), plus the aggregate principal amount of any Senior Notes issued pursuant to the Side Letter;”
(c)    Amendments to Section 9.13. Section 9.13 of the Guaranty shall be amended by:
(i)    deleting the phrase “Sections 9.13(d), (e), (f) and (i) below” appearing in subclause (ii)(x) of the proviso contained in clause (b) of such section and inserting in lieu thereof the phrase “Sections 9.13(d), (f) and (i) below”.
(ii)    deleting the first sentence of clause (d) of such section in its entirety and inserting in lieu thereof the following new sentence:
“The Guarantor shall not directly or indirectly exercise its optional redemption rights, under the terms of any of the Senior Notes (other than the 2014 Puttable Senior Notes, the 2015 Senior Notes, the 2016 Convertible Senior Notes, the 2017 Senior Notes and the 2034 Senior Notes in accordance with Section 9.13(f), and other than the Senior Notes in accordance with Section 9.13(i), below) or the Senior Notes Indentures (other than the 2014 Puttable Senior Notes Indenture, the 2015 Senior Notes Indenture and the 2016 Convertible Senior Notes Indenture in accordance with Section 9.13(f), and other than the Senior Notes Indentures in accordance with Section 9.13(i), below) (it being understood and agreed that as of the date of this Guaranty, the Guarantor has no optional redemption rights under the 2016 Convertible Senior Notes or the 2016 Convertible Senior Notes Indenture), to redeem any of the Senior Notes (other than the 2014 Puttable Senior Notes, the 2015 Senior Notes, the 2016 Convertible Senior Notes, the 2017 Senior Notes and the 2034 Senior Notes in accordance with Section 9.13(f), and other than the Senior Notes in accordance with Section 9.13(i), below) prior to its respective maturity date, or to deposit monies or other assets with the trustee under the Senior Notes Indentures (other than the 2014 Puttable Senior Notes Indenture, the 2015 Senior Notes Indenture and the 2016 Convertible Senior Notes Indenture in accordance with Section 9.13(f), and other than the Senior Notes Indentures in accordance with Section 9.13(i), below) for the payment of any one or more Senior Notes (other than the 2014 Puttable Senior Notes, the 2015 Senior Notes, the 2016 Convertible Senior Notes, the 2017 Senior Notes and the 2034 Senior Notes in accordance with Section 9.13(f), and other than the Senior Notes in accordance with Section 9.13(i), below) or the release of restrictive covenants thereunder, by defeasance, without in each case the prior written consent of the Required Banks, except that the Guarantor may take any of the actions listed above or in Section 9.13(b) above in connection with a refinance of any or all of the Indebtedness represented by the Senior Notes without the prior consent of the Banks, in each case only so long as (i) it does not result in an increase of the aggregate principal amount of Indebtedness of the Senior Notes outstanding immediately prior to such refinance (other than an increase by the amount necessary to pay the normal and customary costs and expenses of issuance of any Refinance Notes (as defined below), including, without limitation, legal and underwriting fees and expenses), (ii) it does not create new Indebtedness with a maturity date earlier than the later of (A) five (5) years from the date of such new issuance and (B) the earliest maturity date applicable to the Senior Notes being refinanced thereby, unless otherwise approved by Administrative Agent, (iii) it does not result in Indebtedness that is senior to the Banks, and (iv) such refinance is otherwise on terms and conditions satisfactory to, and pursuant to documentation approved by, the Administrative Agent.”
(iii)    deleting clause (f) of such section in its entirety and inserting in lieu thereof the following new clause (f):
“(f)    Other than with proceeds of Loans requested under the applicable Reserved Commitment or funds on deposit in the Reserve Deficiency Account (or, in the case of the Retirement of the 2034 Senior Notes, with proceeds from the FCE/QIC Transaction), and as permitted under Section 9.13(d) above or Section 9.13(i) below, the Guarantor shall not directly or indirectly exercise its optional redemption rights, under the terms of any of the 2014 Puttable Senior Notes, the 2015 Senior Notes, the 2016 Convertible Senior Notes, the 2017 Senior Notes or the 2034 Senior Notes, or the applicable Senior Notes Indenture(s), to Retire any of such Senior Notes prior to its respective maturity date, or to deposit monies or other assets with the trustee under the applicable Senior Notes Indenture(s) for the payment of any one or more of such Senior Notes or the release of restrictive covenants thereunder, by defeasance, without in each case the prior written consent of the Required Banks.”

3.    2020 CONVERTIBLE SENIOR NOTES PROCEEDS. Notwithstanding anything to the contrary in the Credit Agreement, the Guaranty, the Side Letter or any other Related Writing, the Agents and Banks agree that some or all of the proceeds from the issuance of the 2020 Convertible Senior Notes (the “2020 Convertible Senior Notes Proceeds”) may be applied to the prepayment of the Loans, so long as the amount of such prepayment does not exceed the outstanding principal face amount of the 2017 Senior Notes and so long as a Senior Notes Redemption Notice has been given in order to establish the Section 2.02(e) Reserved Commitment. To the extent 2020 Convertible Senior Notes Proceeds are to be used to so prepay Loans, the Parent shall give the Agent written direction to disburse such 2020 Convertible Senior Notes Proceeds from escrow established pursuant to the Side Letter, which direction shall include a statement as to the requested amount of 2020 Convertible Senior Notes Proceeds to be so disbursed; provided, however, that the Borrower and the Parent hereby acknowledge and agree that in no event shall the Agent be required to make one or more disbursements of 2020 Convertible Senior Notes Proceeds from escrow in an amount which, singly or in the aggregate, exceed(s) the 2020 Convertible Senior Notes Proceeds deposited with Agent pursuant to the Side Letter. Any 2020 Convertible Senior Notes Proceeds held in escrow by the Agent and not applied to the prepayment of the Loans as set forth herein shall be disbursed from escrow and applied as provided in the Side Letter.
4.    REPRESENTATIONS AND WARRANTIES. Each of the Borrower and the Parent represents and warrants to the Agents and each of the Banks as follows:
(a)    INCORPORATION OF REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty made by the Borrower in Article IX of the Credit Agreement and by the Parent in Article VII of the Guaranty is incorporated herein as if fully rewritten herein at length and is true, correct and complete as of the date hereof.
(b)    REQUISITE AUTHORITY. Each of the Borrower and the Parent has all requisite power and authority to execute and deliver and to perform its obligations in respect of this First Amendment and each and every other agreement, certificate, or document required by or delivered contemporaneously with this First Amendment. Each of the Borrower and the Parent has all requisite power and authority to perform its obligations under the Credit Agreement and the Guaranty, as applicable, as amended by this First Amendment.
(c)    DUE AUTHORIZATION; VALIDITY. Each of the Borrower and the Parent has taken all necessary action to authorize the execution, delivery, and performance by it of this First Amendment and every other instrument, document, and certificate relating hereto or delivered contemporaneously herewith and to authorize the performance of the Credit Agreement and the Guaranty, in each case as amended by this First Amendment. This First Amendment and each other document and agreement delivered contemporaneously herewith has been duly executed and delivered by the Borrower and the Parent and each of this First Amendment and the Credit Agreement and the Guaranty, each as amended by this First Amendment, is the legal, valid, and binding obligation of each of the Borrower and the Parent, enforceable against each of them in accordance with its respective terms.
(d)    NO CONSENT. No consent, approval, or authorization of, or registration with, any governmental authority or other Person is required in connection with the execution,

delivery and performance by the Borrower or the Parent of this First Amendment or any other instrument, document, and certificate relating hereto or delivered contemporaneously herewith and the transactions contemplated hereby or thereby or in connection with the performance of the Credit Agreement and the Guaranty, in each case as amended by this First Amendment.
(e)    NO DEFAULTS. After giving effect to this First Amendment, no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default or Possible Default.
(f)    NO CONFLICTS; NO CREATION OF LIENS. Neither the execution and delivery of this First Amendment nor the performance by the Borrower and the Parent of their respective obligations under this First Amendment or the Credit Agreement or the Guaranty, in each case as amended by this First Amendment, (i) will violate the provisions of any applicable law or of any applicable order or regulations of any governmental authority having jurisdiction over the Parent or the Borrower or any of its Subsidiaries, (ii) will conflict with the organizational documents of the Parent or the Borrower or any of their material permits, licenses or authorizations, (iii) will conflict with or result in a breach of any of the terms, conditions or provisions of any restriction or of any agreement or instrument to which the Parent or the Borrower is now a party, or will constitute a default thereunder, (iv) will conflict with or violate any judgment binding upon the Parent or the Borrower, or (v) will result in the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any of its Subsidiaries.
5.    CONDITIONS TO EFFECTIVENESS OF FIRST AMENDMENT.
(a)    CLOSING CONDITIONS. Except as otherwise expressly provided in this First Amendment, prior to or concurrently with the Closing Date (as hereinafter defined), and as conditions precedent to the effectiveness of the amendments and consents provided for herein, the following actions shall be taken, all in form and substance satisfactory to the Agent and its counsel:
(i)    AMENDMENT. The Agent shall have received counterparts of this First Amendment, executed and delivered by the Borrower, the Parent, the Agents and the Required Banks.
(ii)    PAYMENT OF EXPENSES. On or before the Closing Date, the Borrower shall have paid to the Agents all costs, fees and expenses incurred by them through the Closing Date in the preparation, negotiation and execution of this First Amendment (including, without limitation, the reasonable legal fees and expenses of McKenna Long & Aldridge LLP).
(b)    DEFINITION. The “Closing Date” shall mean the date this First Amendment is executed and delivered by the Borrower, the Parent, the Agents and the Required Banks and all the conditions set forth in subsection (a) of this Section 5 have been satisfied or, in the case of subsection (a)(ii) above only, waived in writing by the applicable Agent(s).
6.    NO WAIVER. Except as otherwise expressly provided herein, the execution and delivery of this First Amendment by the Agents and the Banks shall not (a) constitute a waiver or release of any obligation or liability of the Borrower under the Credit Agreement, or the Parent under the Guaranty, in each case as in effect prior to the effectiveness of this First Amendment or as amended hereby, (b) waive or release any Event of Default or Possible Default existing at any time, (c) give rise to any obligation on the part of the Agents and the Banks to extend, modify or waive any term or condition in the Credit Agreement, the Guaranty or any of the other Related Writings or consent to any transaction or event, or (d) give rise to any defenses or counterclaims to the right of the Agents and the Banks to compel payment of the Debt or to otherwise enforce their rights and remedies under the Credit Agreement, the Guaranty or any other Related Writing.
7.    EFFECT ON OTHER PROVISIONS. Except as expressly amended or otherwise affected by this First Amendment, all provisions of the Credit Agreement and the Guaranty continue unchanged and in full force and effect and are hereby confirmed and ratified. All provisions of the Credit Agreement and the Guaranty shall be applicable to this First Amendment. Nothing in this First Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of the Borrower and the Parent under the Credit Agreement, the Guaranty or any of the other Related Writings. Parent hereby acknowledges that it consents to this First Amendment and each and every other agreement, certificate, or document required by or delivered contemporaneously with this First Amendment and confirms and agrees that the Guaranty, as amended to the date hereof, is and shall remain in full force and effect with respect to the Credit Agreement as in effect prior to, and from and after, the amendment thereof pursuant to this First Amendment.
8.    EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this First Amendment by telecopier or .pdf file shall be effective as delivery of a manually executed counterpart of this First Amendment.
9.    GOVERNING LAW. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Ohio, without regard to its principles of conflict of laws.
10.    JURY TRIAL WAIVER. THE BORROWER, THE PARENT, THE AGENTS AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, THE PARENT, THE AGENTS AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THE CREDIT AGREEMENT, THE GUARANTY, THIS FIRST AMENDMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS FIRST AMENDMENT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY ANY BANK’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER

INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE BORROWER, THE PARENT AND THE BANKS, OR ANY THEREOF.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered as of the date set forth above, each by an officer thereunto duly authorized.

FOREST CITY RENTAL PROPERTIES
CORPORATION

By:	/s/ ROBERT G. O'BRIEN
	Name:	Robert G. O'Brien
	Title:	Executive Vice President

FOREST CITY ENTERPRISES, INC.

By:	/s/ ROBERT G. O'BRIEN
	Name:	Robert G. O'Brien
	Title:	Executive Vice President and
Chief Financial Officer

KEY BANK NATIONAL ASSOCIATION,
individually and as Agent

By:	/s/ SARA JO SMITH
Name: Sara Jo Smith
Title: Assistant Vice President

PNC BANK, NATIONAL ASSOCIATION,
individually and as Syndication Agent

By:	/s/ JOHN E. WILGUS, II
Name: John E. Wilgus, II
Title: Senior Vice President

BANK OF AMERICA, N.A., individually and as
Documentation Agent

By:	/s/ OLTIANA M. PAPPAS
Name: Oltiana M. Pappas
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATOIN

By:	/s/ DENNIS J. REDPATH
Name: Dennis J. Redpath
Title: Senior Vice President

THE HUNTINGTON NATIONAL BANK

By:	/s/ ARTHUR N. DEPOMPEI
Name: Arthur N. DePompei
Title: Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ HELGA BLUM
Name: Helga Blum
Title: Managing Director

FIFTH THIRD BANK, an Ohio banking
corporation

By:	/s/ MICHAEL GLANDT
Name: Michael Glandt
Title: Vice President

MANUFACTURERS AND TRADERS TRUST
COMPANY

By:	/s/ DAVID J. LADORI
Name: David J. Ladori
Title: Vice President

CITIBANK, N.A.

By:	/s/ JOHN C. ROWLAND
Name: John C. Rowland
Title: Vice President

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ MICHELLE LATZONI
Name: Michelle Latzoni
Title: Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ NICK ZANGARI
Name: Nice Zangari
Title: Vice President

BARCLAYS BANK PLC

By:	/s/ NOAM AZACHI
Name: Noam Azachi
Title: Vice President

COMERICA BANK

By:	/s/ CHARLES WEDDELL
Name: Charles Weddell
Title: Vice President

FIRSTMERIT BANK, N.A.

By:	/s/ ROBERT G. MORLAN
Name: Robert G. Morlan
Title: Senior Vice President

FIRST NIAGARA BANK, N.A.

By:	/s/ PHILIP L. RICE
Name: Philip L. Rice
Title: SVP